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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001, except for Note 14 which is as of March 9, 2001, relating to the financial statements of Royal Caribbean Cruises Ltd., which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2000.


PricewaterhouseCoopers LLP
Miami, Florida
March 27, 2002